UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Malibu Boats, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-4024640
(State of incorporation of organization)	(IRS Employer Identification No.)

5075 Kimberly Way, Loudon, Tennessee	37774
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Class A Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-192862 (If applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A Common Stock, par value $0.01 per share, of Malibu Boats, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (No. 333-192862), which was originally filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2013 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the Company as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act shall be incorporated by reference herein.

Item 2. Exhibits.

Not Applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MALIBU BOATS, INC.

By:	/s/ Jackie D. Springer, Jr.
Jackie D. Springer, Jr.
Chief Executive Officer

Date: January 30, 2014